As filed with the Securities and Exchange Commission on April 15, 2010
Registration No. 333-44286

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 8
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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Europe 2001 HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
_________________

One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________
Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn: Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Europe 2001 HOLDRSSM Trust

The Europe 2001 HOLDRSSM Trust issues Depositary Receipts called Europe 2001 HOLDRSSM representing your undivided beneficial ownership in the equity securities of a group of specified companies that, when the Europe 2001 HOLDRSSM were initially issued on January 17, 2001, were among the largest European companies whose equity securities were listed for trading on the New York Stock Exchange (including the NYSE Arca) or the NASDAQ Stock Market, as measured in terms of worldwide market capitalization on November 14, 2000.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Europe 2001 HOLDRSSM in a round-lot amount of 100 Europe 2001 HOLDRSSM or round-lot multiples.  Europe 2001 HOLDRSSM are separate from the underlying deposited equity securities that are represented by the Europe 2001 HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Europe 2001 HOLDRSM, see “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS” in this prospectus.  The Europe 2001 HOLDRSSM trust will issue Europe 2001 HOLDRSSM on a continuous basis.

Investing in Europe 2001 HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Europe 2001 HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Europe 2001 HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Europe 2001 HOLDRSSM are listed on the NYSE Arca under the symbol “EKH.”  On April 5, 2010, the last reported sale price of the Europe 2001 HOLDRSSM on the NYSE Arca was $63.93.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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The date of this prospectus is April 15, 2010.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks Bank of America Corporation.

TABLE OF CONTENTS

Page

SUMMARY	3
RISK FACTORS	4
HIGHLIGHTS OF EUROPE 2001 HOLDRS	9
THE TRUST	17
DESCRIPTION OF EUROPE 2001 HOLDRS	17
DESCRIPTION OF THE UNDERLYING SECURITIES	18
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT	20
U.S. FEDERAL INCOME TAX CONSEQUENCES	23
ERISA CONSIDERATIONS	28
PLAN OF DISTRIBUTION	28
LEGAL MATTERS	28
WHERE YOU CAN FIND MORE INFORMATION	28

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This prospectus contains information you should consider when making your investment decision.  With respect to information about Europe 2001 HOLDRS, you should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell Europe 2001 HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Europe 2001 HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Europe 2001 HOLDRS or of the underlying securities through an investment in the Europe 2001 HOLDRS.

SUMMARY

The Europe 2001 HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of January 4, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s equity securities currently held by the trust with respect to each round-lot of Europe 2001 HOLDRS is specified under “Highlights of Europe 2001 HOLDRS―The Europe 2001 HOLDRS.”  The securities included in the Europe 2001 HOLDRS consist of American depositary shares, New York registered shares, global shares or ordinary shares.  This group of securities, and the securities of any company that may be added to the Europe 2001 HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Europe 2001 HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Europe 2001 HOLDRS are separate from the deposited underlying securities that are represented by the Europe 2001 HOLDRS.  On April 5, 2010, there were 105,600 Europe 2001 HOLDRS outstanding.

RISK FACTORS

An investment in Europe 2001 HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Europe 2001 HOLDRS.

General Risk Factors

•
Loss of investment.  Because the value of Europe 2001 HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Europe 2001 HOLDRS if the underlying securities decline in value.

•	Discount trading price. Europe 2001 HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Europe 2001 HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities.  In addition, if you surrender your Europe 2001 HOLDRS to receive the underlying securities and other property represented by your Europe 2001 HOLDRS, you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily consisting of the European companies with the largest market capitalization.  At the time of the initial offering on January 17, 2001, the companies included in the Europe 2001 HOLDRS were among the largest European companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000.  One or more of the companies whose equity securities are included in the Europe 2001 HOLDRS may no longer be one of the largest European companies whose securities are traded on a U.S. stock market.  In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Europe 2001 HOLDRS, the securities of a company that is not presently part of the Europe 2001 HOLDRS may be included in the Europe 2001 HOLDRS.  In this case, the Europe 2001 HOLDRS may no longer consist solely of securities issued by European companies with the largest market capitalization and, as a result of mergers, acquisitions and stock distributions, the Europe 2001 HOLDRS may in the future include the securities of companies that are not European.

•
No investigation of underlying securities.  The underlying securities initially included in the Europe 2001 HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of European issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities.  The Europe 2001 HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Concentration of investment.  As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in, the Europe 2001 HOLDRS, an investment in Europe 2001 HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries.  A concentrated investment will reduce the diversification of the Europe 2001 HOLDRS and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Europe 2001 HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Europe 2001 HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Europe 2001 HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading Halts.  Trading in Europe 2001 HOLDRS on the NYSE Arca may be halted if (i) the Europe 2001 HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Europe 2001 HOLDRS, you will not be able to trade Europe 2001 HOLDRS and you will only be able to trade the underlying securities if you cancel your Europe 2001 HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Europe 2001 HOLDRS if (i) the Europe 2001 HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Europe 2001 HOLDRS on the NYSE Arca inadvisable.  If the Europe 2001 HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Europe 2001 HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Europe 2001 HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Europe 2001 HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Europe 2001 HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Europe 2001 HOLDRS

•
The stock prices of some of the companies included in the Europe 2001 HOLDRS have been and will likely continue to be volatile, which will directly affect the price volatility of the Europe 2001 HOLDRS, and you could lose all or a substantial part of your investment.  The trading prices of the securities of some companies included in the Europe 2001 HOLDRS have been volatile.  These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	general market fluctuations;

▪	interest rate and currency fluctuations;

▪	general political and economic conditions, in Europe and throughout the world;

▪	actual or anticipated variations in companies’ quarterly operating results;

▪	announcements of technological innovations or new services offered by competitors of the companies included in the Europe 2001 HOLDRS;

▪	changes in financial estimates by securities analysts;

▪	legal or regulatory developments affecting the companies included in the Europe 2001 HOLDRS or in the industries in which they operate;

▪	announcements by competitors of the companies included in the Europe 2001 HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	additions or departures of key personnel;

▪	sales of securities of companies included in Europe 2001 HOLDRS in the open market; and

▪	difficulty in obtaining additional financing.

In addition, the trading prices of some of the companies included in the Europe 2001 HOLDRS have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many of the underlying securities are high when measured by conventional valuation standards such as price to earnings and price to sales ratios.  Some of the companies do not or in the future might not have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of the underlying companies, generally, could depress their securities’ prices regardless of the companies’ results.  Other broad market and industry factors may decrease the price of the underlying securities, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these equity securities.

As a result of fluctuations in the trading prices of the companies included in the Europe 2001 HOLDRS, the trading price of Europe 2001 HOLDRS has fluctuated significantly.  The initial offering price of a Europe 2001 HOLDR on January 17, 2001 was $98.12 and during 2009, the price of a Europe 2001 HOLDR reached a high of $65.08 and a low of $33.72.

•
The international operations of the companies included in the Europe 2001 HOLDRS expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  The companies included in the Europe 2001 HOLDRS have international operations which are essential parts of their businesses.  The risks of international business that these companies are exposed to include the following:

▪	volatility in general economic, social and political conditions;

▪	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

▪	differing tax rates, tariffs, exchange controls or other similar restrictions;

▪	currency fluctuations;

▪
changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

▪	reduction in the number or capacity of personnel in international markets.

•
It may be impossible to initiate legal proceedings or enforce judgments against many of the companies included in the Europe 2001 HOLDRS.  Many of the companies included in the Europe 2001 HOLDRS may be incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States.  As a result, it may be impossible to effect service of process within the United States on many of the companies included in the Europe 2001 HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States.  In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

•
Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Europe 2001 HOLDRS.  Holders of American depositary shares, including those that may, from time to time, be included in the Europe 2001 HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares.  These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share.  Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares.  The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

•
Some of the underlying securities included in the Europe 2001 HOLDRS are not U.S. shares or American depositary shares and, as a result, may be subject to different procedures relating to the repayment of taxes and the activities of the transfer agent.  The securities of some companies included in the Europe 2001 HOLDRS are subject to withholding tax on dividends and distributions.  Some companies may not have special arrangements in place for refunding these withheld taxes.  In such case, the holders of these securities will have to apply independently to a foreign tax authority for repayment of withheld taxes.  In addition, some of the companies included in the Europe 2001 HOLDRS may also have a non-U.S. transfer agent and may hold the securities outside of the United States.  Non-U.S. transfer agents are not subject to procedures that govern the activities of transfer agents in the United States.

•
The primary trading market of most of the underlying securities of Europe 2001 HOLDRS are not U.S. stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the market price of the Europe 2001 HOLDRS.  In some cases, the trading volume of some of the underlying securities on a U.S. stock exchange is or may become limited.  A low trading volume or liquidity of any of the underlying securities on U.S. stock exchange may adversely affect the market price of an underlying security and of the Europe 2001 HOLDRS.

•
Exchange rate fluctuations could adversely affect the market price of the underlying securities included in the Europe 2001 HOLDRS and the value of the dividends paid by those companies.  The result of operations and the financial position of some of the companies underlying Europe 2001 HOLDRS are reported in local currencies.  Exchange rate fluctuations between these currencies and the U.S. dollar may adversely affect the market price of the U.S. exchange listed security and the Europe 2001 HOLDRS.  In addition, any dividends that are declared, if any, will likely be set in terms of a currency other than U.S. dollars.  As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by many of the companies included in the Europe 2001 HOLDRS.

•
Companies whose securities are included in the Europe 2001 HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Europe 2001 HOLDRS.  Companies whose securities are included in the Europe 2001 HOLDRS may need to raise additional capital in order to fund the continued

development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Europe 2001 HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or terminate operations completely.  Any of these actions may reduce the market price of stocks included in the Europe 2001 HOLDRS .

•
Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the healthcare industry and are subject to the additional risks associated with an investment in companies in this industry.  The stock prices of companies involved in the healthcare industry are subject to wide fluctuations in response to a variety of factors including:

▪	announcements of technological innovations or new commercial products;

▪	developments in patent or proprietary rights;

▪	government regulatory initiatives;

▪	government regulatory approval processes for product testing and commercialization; and

▪	public concern as to the safety or other implications of healthcare products and services.

An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of healthcare companies included in the Europe 2001 HOLDRS.

•
Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries.  The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios.  As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained.  In addition, a company which operates in these industries is exposed to other risks which include the following:

▪	the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

▪	an inability to adequately protect proprietary rights;

▪	changes in the regulatory environment in which telecommunications companies operate could affect their ability to offer new or existing products and services; and

▪	the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of technology and telecommunications companies included in the Europe 2001 HOLDRS.

HIGHLIGHTS OF EUROPE 2001 HOLDRS

This discussion highlights information regarding Europe 2001 HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Europe 2001 HOLDRS.

Issuer	Europe 2001 HOLDRS Trust.

The trust
The Europe 2001 HOLDRS Trust was formed under the depositary trust agreement, dated as of January 4, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state- chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Europe 2001 HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Europe 2001 HOLDRS.

Purpose of Europe 2001 HOLDRS	Europe 2001 HOLDRS were designed to achieve the following:

Diversification.  Europe 2001 HOLDRS were initially designed to allow you to diversify your investments by holding the equity securities of companies that were among the largest European companies with securities traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  The companies whose securities were initially included in the Europe 2001 HOLDRS at the time Europe 2001 HOLDRS were originally issued on January 17, 2001 were generally considered to be among the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000.  See “Risk Factors — General Risk Factors.”

Flexibility.  The beneficial owners of Europe 2001 HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Europe 2001 HOLDRS, and can cancel their Europe 2001 HOLDRS to receive each of the underlying securities represented by the Europe 2001 HOLDRS.

Transaction costs.  The expenses associated with buying and selling Europe 2001 HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds the equity securities issued by specified companies that, when initially selected, were among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Europe 2001 HOLDRS. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Europe 2001 HOLDRS
The trust has issued, and may continue to issue Europe 2001 HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust on your behalf.  The Europe 2001 HOLDRS themselves are separate from the underlying securities that are represented by the Europe 2001 HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by the Europe 2001 HOLDRS;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Europe 2001 HOLDRS; and

•	the principal U.S. market on which the underlying securities of the selected companies are traded.

Name of Company (1)(3)	Ticker	Share Amounts	Primary U.S. Trading Market
AEGON N.V.	AEG	5.2000	NYSE
Alcatel-Lucent*	ALU	3.0000	NYSE
Amdocs Limited	DOX	3.0000	NYSE
ARM Holdings, plc*	ARMH	8.0000	NASDAQ GS
ASM International N.V.	ASMI	13.0000	NASDAQ GS
ASML Holding N.V.	ASML	6.2222	NASDAQ GS
AstraZeneca PLC.*	AZN	4.0000	NYSE
BP p.l.c.*	BP	4.0000	NYSE
Daimler AG	DAI	4.0000	NYSE
Deutsche Telekom AG*	DT	5.0000	NYSE
Diageo p.l.c.*	DEO	5.0000	NYSE
Elan Corporation, p.l.c.*	ELN	4.0000	NYSE
LM Ericsson Telephone Company*	ERIC	3.2000	NASDAQ GS
GlaxoSmithKline p.l.c.*	GSK	6.0000	NYSE
ING Groep N.V.*	ING	4.0000	NYSE
Koninklijke Philips Electronics N.V.	PHG	5.0000	NYSE
Millicom International Cellular S.A.*	MICC	8.0000	NASDAQ GS
Nokia Corporation*	NOK	5.0000	NYSE
Novartis AG*	NVS	5.0000	NYSE

Oclaro Inc. (2)	OCLR	1.2000	NASDAQ GM
Qiagen N.V.	QGEN	6.0000	NASDAQ GS
Repsol YPF, S.A.*	REP	11.0000	NYSE
Ryanair Holdings p.l.c.*	RYAAY	16.0000	NASDAQ GS
Sanofi-Aventis SA*	SNY	4.6956	NYSE
SAP AG*	SAP	4.0000	NYSE
Shire plc*	SHPGY	4.0000	NASDAQ GS
Skillsoft p.l.c.*	SKIL	6.0000	NASDAQ GS
STMicroelectronics N.V.	STM	4.0000	NYSE
Telefonica S.A.*	TEF	4.5558	NYSE
Total S.A.*	TOT	6.0000	NYSE
UBS AG	UBS	6.3000	NYSE
Unilever N.V.	UN	9.0000	NYSE
Vodafone Group Public Limited Company*	VOD	5.2500	NASDAQ GS
WPP Group plc	WPPGY	3.0000	NASDAQ GS

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*  The securities of this non-U.S. company trade in the United States as American depositary shares.  Please see “Risk Factors” and “Federal Income Tax Consequences ― Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

(1) Effective April 24, 2009, Infineon Technologies AG, an underlying constituent of the Europe 2001 HOLDRS Trust, was delisted from trading on the New York Stock Exchange.  Pursuant to the terms of the depositary trust agreement, as Infineon Technologies AG was not listed for trading on another national securities exchange within five business days from the time of delisting, it was distributed by The Bank of New York Mellon.  The rate of distribution was 0.05 Infineon Technologies AG shares per 100 share round-lot of Europe 2001 HOLDRS.  The record date and distribution date were May 5, 2009 and May 7, 2009, respectively.

(2) Effective April 28, 2009, Bookham Inc., an underlying constituent of the Europe 2001 HOLDRS Trust, changed its name to Oclaro Inc.

(3) Effective March 26, 2010, AXA, an underlying constituent of the Europe 2001 HOLDRS Trust, was delisted from trading on the New York Stock Exchange.  Pursuant to the prospectus, as AXA is not listed for trading on another national securities exchange within five business days from the time of delisting, it was distributed by The Bank of New York Mellon.  The rate of distribution was 0.06 AXA shares per Europe 2001 HOLDRS.  The record date and pay date for the distribution were April 8, 2010 and April 12, 2010, respectively.

________________

At the time of the initial offering, on January 17, 2001, the companies whose securities were included in the Europe 2001 HOLDRS were generally considered to be among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples.  The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Europe 2001

HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

The number of outstanding Europe 2001 HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Purchases	You may acquire Europe 2001 HOLDRS in two ways:

•	through an in-kind deposit of the required number of securities of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Europe 2001 HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.  If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Europe 2001 HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Europe 2001 HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Europe 2001 HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes, and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Europe 2001 HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Europe 2001 HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Europe 2001 HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in “street name” outside of Europe 2001 HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Europe 2001 HOLDRS and the right to surrender Europe 2001 HOLDRS to receive the underlying securities and other property then represented by the Europe 2001 HOLDRS.  Europe 2001 HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Europe 2001 HOLDRS.  However, due to the nature of Europe 2001 HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Europe 2001 HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Europe 2001 HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Europe 2001 HOLDRS would need to surrender their Europe 2001 HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Europe 2001 HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Europe 2001 HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Europe 2001 HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Europe 2001 HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Europe 2001 HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Europe 2001 HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Europe 2001 HOLDRS are outstanding and each round-lot of 100 Europe 2001 HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Europe 2001 HOLDRS.  If holders of 50,000 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Europe 2001 HOLDRS to you in the following four circumstances:

A.	If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

B.	If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the

Europe 2001 HOLDRS.

C.	If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS; provided that any securities received as consideration will be distributed unless the consideration received consists of securities that are listed for trading on a U.S. national securities exchange. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

D.	If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Europe 2001 HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.  However, any distribution of securities that are listed for trading on a U.S. national securities exchange will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

Termination events	A.	The Europe 2001 HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Europe 2001 HOLDRS are delisted.

	B.	The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Europe 2001 HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Europe 2001 HOLDRS as directly owning the underlying securities.  The Europe 2001 HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Europe 2001 HOLDRS are listed on the NYSE Arca under the symbol “EKH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Europe 2001 HOLDRS. Bid and ask prices, however, are quoted per single Europe 2001 HOLDR.

Clearance and settlement
Europe 2001 HOLDRS have been issued only in book-entry form.  Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Europe 2001 HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Europe 2001 HOLDRS Trust.  You should read this information, information about the depositary trust agreement and the depositary trust agreement, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Europe 2001 HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Europe 2001 HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of January 4, 2001.  The Bank of New York Mellon is the trustee.  The Europe 2001 HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Europe 2001 HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Europe 2001 HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

DESCRIPTION OF EUROPE 2001 HOLDRS

The trust has issued Europe 2001 HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples.  The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Europe 2001 HOLDRS.  In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

Europe 2001 HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS.”

Beneficial owners of Europe 2001 HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Europe 2001 HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Europe 2001 HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Europe 2001 HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Europe 2001 HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Europe 2001 HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Europe 2001 HOLDRS are available only in book-entry form.  Owners of Europe 2001 HOLDRS may hold their Europe 2001 HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities of the Europe 2001 HOLDRS were, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, the equity securities of a group of specified companies which, at the time of selection, were among the largest European companies whose securities are traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the European companies with the largest market capitalization whose securities are traded on a U.S. stock market.  In this case, the Europe 2001 HOLDRS may consist of securities issued by European companies that do not have the largest market capitalization.  In addition, as a result of a reconstitution event or a distribution of securities, the securities of a non-European company may be included in the Europe 2001 HOLDRS.

Underlying securities.  For a list of the underlying securities represented by Europe 2001 HOLDRS, please refer to “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Europe 2001 HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Europe 2001 HOLDR, measured at the close of the business day as of the end of each month from July 31, 2000 to March 31, 2010.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
July 31	70.51	January 31	63.14	January 31	45.64	January 31	34.15
August 31	72.38	February 28	55.51	February 28	43.98	February 28	32.56
September 29	65.56	March 30	50.64	March 28	46.05	March 31	32.54
October 31	64.97	April 30	57.94	April 30	43.50	April 30	36.60
November 30	56.93	May 31	54.69	May 31	41.40	May 30	39.14
December 29	59.52	June 29	52.67	June 28	38.86	June 30	39.21
		July 31	52.32	July 31	36.10	July 31	39.89
		August 31	49.01	August 30	35.86	August 29	41.60
		September 28	41.49	September 30	31.53	September 30	40.95
		October 31	44.10	October 31	34.41	October 31	45.09
		November 30	46.61	November 29	36.95	November 28	46.90
		December 31	48.38	December 31	34.53	December 31	50.28

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January 30	50.71	January 31	52.46	January 31	60.92	January 31	72.91
February 27	51.55	February 28	53.88	February 28	59.98	February 28	72.79
March 31	50.01	March 31	52.12	March 31	62.82	March 30	74.71
April 30	49.06	April 29	50.40	April 28	64.21	April 30	78.14
May 28	49.20	May 31	51.23	May 31	61.93	May 31	79.01
June 30	49.36	June 30	51.06	June 30	61.82	June 29	79.81
July 30	46.08	July 29	53.73	July 31	61.83	July 31	78.05
August 31	45.07	August 31	54.33	August 31	63.41	August 31	78.37
September 30	46.51	September 30	55.12	September 29	64.46	September 28	81.54
October 29	48.19	October 31	54.04	October 31	67.16	October 31	87.61
November 30	51.79	November 30	54.54	November 30	70.60	November 30	84.01
December 31	53.37	December 30	57.05	December 29	71.86	December 31	82.05

2008	Closing Price	2009	Closing Price	2010	Closing Price
January 31	73.53	January 30	42.39	January 29	58.47
February 29	72.00	February 27	38.48	February 26	59.29
March 31	69.92	March 31	40.03	March 31	62.41
April 30	74.38	April 30	44.46
May 30	74.80	May 29	50.00
June 30	70.61	June 30	49.39
July 31	65.76	July 31	54.91
August 29	64.57	August 31	56.20
September 30	57.31	September 30	58.91
October 31	46.00	October 30	57.78
November 28	44.18	November 30	60.83
December 31	48.03	December 31	62.04

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of January 4, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Europe 2001 HOLDRS, provides that Europe 2001 HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.

The trustee.  The Bank of New York Mellon serves as trustee for Europe 2001 HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Europe 2001 HOLDRS.  You may create and cancel Europe 2001 HOLDRS only in round-lots of 100 Europe 2001 HOLDRS.  You may create Europe 2001 HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.  Similarly, you must surrender Europe 2001 HOLDRS in integral multiples of 100 Europe 2001 HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Europe 2001 HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Europe 2001 HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Europe 2001 HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Europe 2001 HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Europe 2001 HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS.

Further issuances of Europe 2001 HOLDRS.  The depositary trust agreement provides for further issuances of Europe 2001 HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Europe 2001 HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Europe 2001 HOLDRS will surrender their Europe 2001 HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Europe 2001 HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Europe 2001 HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Europe 2001 HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Europe 2001 HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Europe 2001 HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Europe 2001 HOLDRS.

Issuance and cancellation fees.  If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.  If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Europe 2001 HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Europe 2001 HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Europe 2001 HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Europe 2001 HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Europe 2001 HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Europe 2001 HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Europe 2001 HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Europe 2001 HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Europe 2001 HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Europe 2001 HOLDRS

A U.S. receipt holder purchasing and owning Europe 2001 HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Europe 2001 HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Europe 2001 HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Europe 2001 HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Europe 2001 HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Europe 2001 HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Europe 2001 HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Europe 2001 HOLDRS.  Similarly, with respect to sales of Europe 2001 HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Europe 2001 HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Europe 2001 HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Europe 2001 HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Europe 2001 HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Europe 2001 HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Europe 2001 HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Europe 2001 HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Europe 2001 HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Europe 2001 HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Europe 2001 HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Europe 2001 HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Europe 2001 HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Europe 2001 HOLDRS.  The trust delivered the initial distribution of Europe 2001 HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Europe 2001 HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Europe 2001 HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Europe 2001 HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Europe 2001 HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Europe 2001 HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Europe 2001 HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Europe 2001 HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Europe 2001 HOLDRS.  This prospectus relates only to Europe 2001 HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Europe 2001 HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Europe 2001 HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2005, 2006, 2007, 2008 and 2009, through to March 31, 2010.  A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found under “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS.”  The foreign stock market or markets on which the equity securities of the foreign issuers included in the Europe 2001 HOLDRS, if any, are listed are described below.  The historical prices of the underlying securities should not be taken as an indication of future performance.

AEGON N.V. (AEG)

AEGON N.V. is a limited liability stock company and international insurance group.  AEGON provides life insurance, pension and related savings and investment products through its member companies.  AEGON’s business also includes accident and health insurance, property and casualty insurance and some banking activities.  AEGON operates globally.  AEGON’s products are offered through independent intermediaries and financial advisers, financial institutions, brokers, direct marketing and business partners.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	13.57	January	16.14	January	19.76	January	14.87	January	5.18	January	5.92
February	14.38	February	16.50	February	19.81	February	14.85	February	3.53	February	6.30
March	13.46	March	18.43	March	19.94	March	14.64	March	3.84	March	6.81
April	12.56	April	17.94	April	20.68	April	15.94	April	4.75
May	12.85	May	16.69	May	20.45	May	15.24	May	6.27
June	12.87	June	17.07	June	19.65	June	13.11	June	6.16
July	14.31	July	16.92	July	18.08	July	11.68	July	7.41
August	14.13	August	17.88	August	18.22	August	11.79	August	7.54
September	14.90	September	18.77	September	19.03	September	8.78	September	8.46
October	15.14	October	18.37	October	20.66	October	4.11	October	7.05
November	15.78	November	18.16	November	17.77	November	4.65	November	7.24
December	16.32	December	18.95	December	17.53	December	6.05	December	6.41

ALCATEL-LUCENT (ALU)

Alcatel-Lucent provides solutions that enable service providers, enterprises, and governments to deliver voice, data, and video communication services to end-users worldwide.  The company operates in four segments: Carrier Product Group, Enterprise Product Group, Services Group, and Applications Software Group.  The Carrier Product Group offers IP routers and switches; IP-based fixed access products that support fiber and digital subscriber line; and mobile access products, including GSM, WiMAX, W-CDMA, TD-SCDMA, and CDMA. This segment also designs and markets equipment to transport information over fiber optic connections for long distances over land and undersea, as well as for short distances in metropolitan and regional areas. In addition, it offers core networking products, ranging from switching systems to IP multimedia subsystems and multi-vendor maintenance services.  The Enterprise Product Group offers software, hardware, and services that interconnect networks, people, processes, and knowledge.  The Services Group provides network integration, network operations, and professional services.  The Applications Software Group offers applications software, including contact center software, IMS applications and operations support systems and business support systems software.  This segment also offers multimedia and communications related services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	14.32	January	13.40	January	13.00	January	6.33	January	1.97	January	3.33
February	12.99	February	13.50	February	12.81	February	5.87	February	1.31	February	3.04
March	12.07	March	15.40	March	11.82	March	5.76	March	1.86	March	3.12
April	10.76	April	14.42	April	13.25	April	6.67	April	2.50
May	10.92	May	13.27	May	13.72	May	7.51	May	2.54
June	10.91	June	12.61	June	14.00	June	6.04	June	2.48
July	12.20	July	11.28	July	11.60	July	6.01	July	2.76
August	11.67	August	12.53	August	10.95	August	6.18	August	3.75
September	13.42	September	12.18	September	10.18	September	3.84	September	4.49
October	11.74	October	12.70	October	9.69	October	2.57	October	3.69
November	12.34	November	13.28	November	8.10	November	2.14	November	3.34
December	12.40	December	14.22	December	7.32	December	2.15	December	3.32

AMDOCS LIMITED (DOX)

Amdocs Limited, through its subsidiaries, provides software and services to the communications, media, and entertainment industry service providers worldwide.  The company’s software systems support the full span of the customer lifecycle, including revenue management, customer management, service and resource management, personalized portal and value-added services, and portfolio management.  Amdocs also provides compact convergence solution that includes a compact business platform, a compact charging platform, and a service platform, which enable the launch of new lines of business or deployment of new technologies; and directory systems comprising consumer and advertiser engagement products, which enable local content and advertising publishers to manage the advertising process across multiple electronic and print media and channels.  In addition, the company offers consulting and technology services; managed services; and professional support and maintenance services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	29.75	January	32.20	January	34.68	January	33.05	January	16.92	January	28.59
February	29.35	February	33.12	February	34.65	February	31.00	February	16.75	February	29.08
March	28.40	March	36.06	March	36.48	March	28.36	March	18.52	March	30.11
April	26.71	April	37.20	April	36.71	April	31.38	April	20.93
May	27.25	May	37.47	May	38.87	May	32.31	May	21.64
June	26.43	June	36.60	June	39.82	June	29.42	June	21.45
July	29.69	July	36.28	July	36.19	July	30.41	July	23.92
August	29.35	August	37.95	August	35.30	August	30.19	August	24.32
September	27.73	September	39.60	September	37.19	September	27.38	September	26.88
October	26.47	October	38.76	October	34.40	October	22.56	October	25.20
November	26.43	November	38.55	November	33.09	November	18.79	November	26.43
December	27.50	December	38.75	December	34.47	December	18.29	December	28.53

ARM HOLDINGS PLC (ARMH)

ARM Holdings plc designs reduced instruction set computing microprocessors, physical intellectual property, and related technology and software.  In addition, the company licenses and sells its technology and products to electronics companies, which manufacture, market, and sell microprocessors, application specific integrated circuits and application-specific standard processors to systems companies for incorporation into various end products.  The company also provides consulting and support services to its licensees, systems companies, and other systems designers.  ARM Holdings principally operates in Europe, the United States and in the Asia Pacific region.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	5.51	January	7.11	January	7.24	January	7.08	January	4.01	January	9.07
February	6.18	February	7.20	February	7.53	February	5.39	February	4.19	February	9.29
March	6.00	March	6.89	March	7.85	March	5.27	March	4.42	March	10.67
April	5.40	April	7.41	April	7.98	April	5.95	April	5.31
May	5.95	May	6.60	May	8.30	May	6.23	May	5.26
June	6.14	June	6.26	June	8.75	June	5.09	June	5.97
July	6.35	July	6.49	July	8.90	July	5.67	July	6.39
August	6.31	August	6.80	August	8.92	August	6.12	August	6.35
September	6.27	September	6.56	September	9.41	September	5.20	September	7.00
October	5.75	October	6.56	October	9.29	October	4.72	October	7.27
November	6.29	November	7.10	November	8.23	November	4.45	November	7.72
December	6.21	December	7.30	December	7.40	December	3.85	December	8.56

ASM INTERNATIONAL N.V. (ASMI)

ASM International N.V. is a semiconductor capital equipment supplier, which designs, manufactures and sells production systems and services to its customers for the production of semiconductor devices, or integrated circuits.  The semiconductor capital equipment market is composed of three major market segments: wafer processing equipment, assembly and packaging equipment, and test equipment.  The company is mainly active in the wafer processing and assembly and packaging market segments.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	17.25	January	18.01	January	23.19	January	19.11	January	7.29	January	22.96
February	18.62	February	18.58	February	23.00	February	19.56	February	6.61	February	23.47
March	16.46	March	20.08	March	22.16	March	18.53	March	8.24	March	26.89
April	13.48	April	19.25	April	24.37	April	23.25	April	11.90
May	14.84	May	17.03	May	26.47	May	25.65	May	14.14
June	15.91	June	15.64	June	26.69	June	30.00	June	14.71
July	15.46	July	15.54	July	28.22	July	27.54	July	16.73
August	15.55	August	17.44	August	27.26	August	24.86	August	18.31
September	14.11	September	18.14	September	28.58	September	18.70	September	18.64
October	13.28	October	18.34	October	28.45	October	9.85	October	19.93
November	14.61	November	21.07	November	23.35	November	8.51	November	22.80
December	16.81	December	20.93	December	23.95	December	8.71	December	25.74

ASML HOLDING N.V. (ASML)

ASML Holding N.V. is a  provider of advanced technology systems for the semiconductor industry.  ASML offers  an integrated portfolio of lithography systems mainly for manufacturing complex integrated circuits.  ASML supplies lithography systems to integrated circuit manufacturers throughout Asia, the United States and Europe and also provide its customers with a full range of support services from advanced process and product applications knowledge to complete round-the-clock service support.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	18.48	January	25.43	January	28.67	January	26.59	January	16.54	January	31.25
February	20.61	February	23.27	February	27.65	February	24.08	February	15.13	February	30.83
March	18.87	March	22.92	March	27.84	March	24.81	March	17.51	March	35.40
April	16.30	April	23.78	April	30.66	April	28.36	April	21.15
May	18.14	May	22.88	May	28.99	May	29.96	May	20.70
June	17.62	June	22.75	June	30.88	June	24.40	June	21.65
July	19.80	July	22.39	July	33.26	July	22.79	July	26.01
August	19.01	August	24.82	August	33.38	August	23.65	August	27.47
September	18.57	September	26.19	September	36.97	September	17.61	September	29.57
October	19.10	October	25.70	October	34.92	October	17.55	October	26.94
November	21.54	November	28.01	November	34.75	November	15.33	November	30.99
December	22.59	December	27.71	December	31.29	December	18.07	December	34.09

ASTRAZENECA PLC (AZN)

AstraZeneca PLC discovers, develops, manufactures, and markets prescription pharmaceuticals and biological products in the areas of cardiovascular, gastrointestinal, neuroscience, oncology, respiratory and inflammation, and infection worldwide.  The company also engages in the research, development, manufacture, and marketing of medical devices and implants for use in urology, surgery, and odontology.  In addition, the company develops and manages hospital-based outpatient cancer centers in the United States; and produces individually adapted abutments for dental implants using a patented CAD/CAM method.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	37.60	January	48.64	January	55.95	January	42.10	January	38.53	January	46.49
February	39.74	February	46.25	February	56.13	February	37.63	February	31.59	February	44.12
March	39.53	March	50.23	March	53.65	March	37.99	March	35.45	March	44.72
April	43.95	April	55.13	April	54.31	April	41.98	April	34.97
May	42.52	May	52.94	May	53.18	May	43.69	May	41.72
June	41.26	June	59.82	June	53.48	June	42.53	June	44.14
July	45.44	July	61.03	July	51.83	July	48.55	July	46.44
August	46.12	August	65.14	August	49.20	August	48.70	August	46.63
September	47.10	September	62.50	September	50.07	September	43.88	September	44.95
October	44.90	October	58.70	October	49.10	October	42.46	October	44.91
November	46.05	November	57.89	November	47.38	November	37.73	November	44.83
December	48.60	December	53.55	December	42.82	December	41.03	December	46.94

BP P.L.C. (BP)

BP p.l.c. provides fuel for transportation, energy for heat and light, retail services, and petrochemicals products.  The company operates in three segments: Exploration and Production; Refining and Marketing; and Other Businesses and Corporate.  The Exploration and Production segment engages in the oil and natural gas exploration, development, and production; and marketing and trading of natural gas liquids, liquefied natural gas (LNG), and gas and power.  The Refining and Marketing segment engages in the supply and trading, refining, marketing, and transportation of crude oil, petroleum, and chemical products to wholesale and retail customers under the Amoco and BP brands.  The Other Businesses and Corporate segment produces and markets rolled aluminum products, as well as generates energy through wind, solar, biofuels, hydrogen and gas-fired sources.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	59.62	January	72.31	January	63.51	January	63.95	January	42.47	January	56.12
February	64.92	February	66.42	February	61.54	February	64.87	February	38.36	February	53.21
March	62.40	March	68.94	March	64.75	March	60.65	March	40.10	March	57.07
April	60.90	April	73.72	April	67.32	April	72.79	April	42.46
May	60.20	May	70.70	May	67.01	May	72.51	May	49.50
June	62.38	June	69.61	June	72.14	June	69.57	June	47.68
July	65.88	July	72.52	July	69.40	July	61.44	July	50.04
August	68.38	August	68.05	August	67.36	August	57.63	August	51.45
September	70.85	September	65.58	September	69.35	September	50.17	September	53.23
October	66.40	October	67.10	October	77.99	October	49.70	October	56.62
November	65.84	November	68.08	November	72.74	November	48.69	November	57.18
December	64.22	December	67.10	December	73.17	December	46.74	December	57.97

DAIMLER AG (DAI)

Daimler AG, Stuttgart, with its businesses Mercedes-Benz Cars, Daimler Trucks, Mercedes-Benz Vans, Daimler Buses and Daimler Financial Services, is a producer of passenger cars, heavy- and medium-duty trucks and buses.  The Daimler Financial Services division offers financial services, including vehicle financing, leasing, insurance and fleet management.  Daimler sells its products in nearly all the countries of the world and has production facilities on five continents.  The current brand portfolio includes Mercedes-Benz, AMG, Maybach, Freightliner, Western Star, Mitsubishi Fuso, Setra, Orion and Thomas Built Buses.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	45.51	January	57.32	January	62.49	January	78.29	January	27.99	January	45.81
February	46.10	February	55.47	February	68.07	February	83.19	February	22.62	February	41.81
March	44.72	March	57.41	March	81.81	March	85.55	March	25.54	March	47.01
April	39.39	April	54.89	April	80.51	April	77.42	April	35.70
May	40.29	May	52.61	May	91.48	May	76.03	May	36.71
June	40.51	June	49.36	June	91.95	June	61.67	June	36.27
July	48.42	July	51.65	July	90.75	July	57.69	July	46.45
August	51.68	August	52.78	August	89.10	August	58.38	August	45.16
September	53.12	September	49.96	September	100.20	September	50.50	September	50.31
October	50.05	October	56.93	October	110.15	October	34.50	October	48.23
November	50.29	November	58.28	November	101.67	November	31.32	November	50.93
December	51.03	December	61.41	December	95.63	December	38.28	December	53.30

DEUTSCHE TELEKOM AG (DT)

Deutsche Telekom AG provides a range of telecommunications and information technology services worldwide.  The company’s Mobile Communications segment offers digital mobile telephony voice services and data services, such as short message services, multimedia messaging services, and mobile Internet and other data services; and national and international roaming services through various roaming agreements with third-party operators, as well as sells mobile devices in conjunction with its services.  Its Broadband/Fixed Network segment offers network communications services consisting of network access products and calling services; wholesale services, including voice services, IP services, and network and access services and solutions; IP/Internet products and services, such as broadband access, voice-over-internet protocol (VoIP), IPTV, triple-play services, and digital distribution platforms for games, software, and music; data communications services and solutions, and terminal equipment for telecommunications, as well as publishing services, customer retention programs, and installation and maintenance services; and fixed-line network services, wholesale services, IP/Internet products and services, and multimedia services.  The company’s Business Customers segment, through T-Systems division, provides information and communications technology services primarily to German and international companies, non-profit organizations, and governmental agencies.  This segment offers telecommunication services, including network, hosting, and ASP services; and computing and desktop, systems integration, and other telecommunication services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	21.63	January	15.85	January	17.61	January	20.51	January	12.04	January	12.87
February	20.87	February	15.79	February	17.96	February	18.89	February	11.99	February	12.88
March	19.96	March	16.82	March	16.53	March	16.58	March	12.35	March	13.50
April	18.79	April	18.01	April	18.36	April	17.85	April	10.88
May	18.65	May	16.25	May	18.54	May	16.71	May	11.45
June	18.42	June	16.04	June	18.41	June	16.37	June	11.80
July	19.78	July	15.52	July	17.18	July	17.26	July	12.79
August	19.08	August	14.64	August	18.60	August	16.47	August	13.32
September	18.24	September	15.87	September	19.63	September	15.23	September	13.66
October	17.70	October	17.40	October	20.54	October	14.85	October	13.54
November	16.59	November	17.80	November	22.05	November	13.74	November	14.85
December	16.63	December	18.20	December	21.67	December	15.30	December	14.70

DIAGEO PLC (DEO)

Diageo plc engages in the manufacture and distribution of spirits, wines, and beer worldwide.  The company offers a range of premium brands, including Smirnoff vodka, Johnnie Walker Scotch whiskies, Guinness stout, Baileys Original Irish Cream liqueur, J&B Scotch whisky, Captain Morgan rum, and Tanqueray gin.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	54.91	January	60.02	January	78.73	January	80.77	January	54.34	January	67.19
February	57.27	February	61.70	February	79.43	February	82.10	February	46.49	February	65.28
March	56.90	March	63.43	March	80.95	March	81.32	March	44.75	March	67.45
April	59.75	April	66.25	April	84.40	April	81.90	April	47.85
May	58.12	May	66.19	May	85.39	May	78.62	May	54.56
June	59.30	June	67.55	June	83.31	June	73.87	June	57.25
July	55.67	July	70.32	July	81.68	July	70.38	July	62.38
August	57.71	August	71.50	August	85.42	August	74.40	August	62.04
September	58.01	September	71.04	September	87.73	September	68.86	September	61.49
October	59.43	October	74.47	October	91.75	October	62.19	October	65.02
November	58.15	November	77.29	November	90.58	November	56.37	November	67.61
December	58.30	December	79.31	December	85.83	December	56.74	December	69.41

ELAN CORPORATION, PLC (ELN)

Elan Corporation, plc operates as a neuroscience-based biotechnology company primarily in Ireland and the United States.  It operates in two segments, Biopharmaceuticals and Elan Drug Technologies (EDT).  The Biopharmaceuticals segment engages in the research, development, and commercial activities primarily in Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, Crohn’s disease, severe chronic pain, and infectious diseases.  The EDT segment engages in the development and manufacture of drug optimization technologies.  It also offers a range of services, which include formulation development, clinical trial management, analytical development, clinical trial material manufacturing, scale-up, product registration support, and supply chain management for client products.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	26.93	January	15.91	January	12.45	January	25.36	January	7.23	January	7.45
February	8.00	February	12.70	February	12.94	February	22.77	February	6.18	February	6.86
March	3.24	March	14.44	March	13.29	March	20.86	March	6.64	March	7.58
April	5.51	April	14.71	April	13.88	April	26.29	April	5.91
May	7.90	May	18.81	May	19.72	May	25.04	May	6.98
June	6.82	June	16.70	June	21.93	June	35.55	June	6.37
July	7.48	July	15.34	July	18.73	July	20.05	July	7.88
August	8.91	August	16.53	August	19.38	August	13.39	August	7.23
September	8.86	September	15.60	September	21.04	September	10.67	September	7.11
October	8.25	October	14.48	October	23.80	October	7.63	October	5.45
November	10.35	November	14.47	November	23.03	November	6.27	November	6.32
December	13.93	December	14.75	December	21.98	December	6.00	December	6.52

LM ERICSSON TELEPHONE COMPANY (ERIC)

LM Ericsson Telephone Company (Ericsson) is a supplier of network equipment and related services to telecom operators.  The Company offers a portfolio of telecommunication and data communication systems, multimedia solutions and professional services, covering a range of technologies.  Ericsson operates in four segments: Networks, which involves communications infrastructure and related deployment services; Professional Services, which includes managed services, services for network systems integration, consulting and education and customer support services; Multimedia, which involves networked media and messaging, enterprise applications, revenue management, service delivery platforms (SDP) and mobile platforms, and Phones, includes the 50/50 joint venture with SONY Corporation, Sony Ericsson Mobile Communications.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	14.67	January	18.24	January	19.90	January	11.36	January	7.99	January	9.68
February	14.66	February	17.05	February	17.88	February	10.75	February	8.16	February	10.01
March	14.10	March	18.86	March	18.55	March	9.83	March	8.09	March	10.44
April	14.73	April	17.74	April	19.09	April	12.61	April	8.53
May	15.72	May	16.02	May	18.99	May	13.52	May	9.31
June	15.98	June	16.52	June	19.95	June	10.40	June	9.78
July	17.18	July	15.74	July	18.71	July	10.48	July	9.72
August	17.46	August	16.70	August	18.61	August	11.42	August	9.58
September	18.42	September	17.24	September	19.90	September	9.43	September	10.02
October	16.40	October	18.91	October	15.03	October	7.07	October	10.40
November	16.29	November	19.44	November	12.23	November	7.12	November	9.74
December	17.20	December	20.12	December	11.68	December	7.81	December	9.19

GLAXOSMITHKLINE PLC (GSK)

GlaxoSmithKline plc, together with its subsidiaries, engages in the creation, discovery, development, manufacture, and marketing of pharmaceutical products, over the counter (OTC) medicines, and health related consumer products.  The company offers prescription medicines to treat a range of conditions, such as infections, depression, skin conditions, asthma, heart and circulatory disease, and cancer.  Further, the company provides nutritional healthcare products, such as Lucozade, a range of energy and sports drinks; Horlicks, a range of milk-based malted food and chocolate drinks; and Ribena, a blackcurrant juice-based drink.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	44.57	January	51.24	January	54.13	January	47.38	January	35.26	January	39.01
February	48.22	February	50.82	February	56.14	February	43.91	February	30.13	February	37.14
March	45.92	March	52.31	March	55.26	March	42.43	March	31.07	March	38.52
April	50.55	April	56.88	April	57.78	April	44.11	April	30.76
May	49.70	May	55.30	May	52.18	May	44.53	May	33.71
June	48.51	June	55.80	June	52.37	June	44.22	June	35.34
July	47.44	July	55.33	July	51.08	July	46.56	July	38.29
August	48.72	August	56.78	August	52.22	August	46.97	August	39.10
September	51.28	September	53.23	September	53.20	September	43.46	September	39.51
October	51.99	October	53.25	October	51.25	October	38.70	October	41.16
November	49.57	November	53.13	November	52.68	November	34.44	November	41.47
December	50.48	December	52.76	December	50.39	December	37.27	December	42.25

ING GROEP N.V. (ING)

ING Groep N.V. is a Dutch hybrid of banking, insuring, and asset-managing services.  Its operations are focused on its home Benelux market, as well as the rest of Europe, Asia/Pacific, and North America.  Key products include life and non-life insurance, pensions, and retirement services.  Its banking operations include wholesale and retail banking and mortgage lending.  The company’s ING Direct business offers online retail banking.  ING provides asset management for individuals and institutions through both its insurance and banking units.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	21.39	January	26.50	January	32.66	January	24.15	January	6.17	January	9.40
February	22.74	February	27.86	February	31.67	February	24.69	February	3.34	February	8.93
March	22.41	March	29.21	March	31.38	March	27.70	March	4.03	March	9.96
April	20.32	April	30.08	April	33.81	April	28.16	April	6.72
May	20.56	May	29.07	May	32.94	May	28.33	May	7.87
June	20.79	June	29.15	June	32.59	June	23.39	June	7.52
July	22.42	July	30.02	July	31.27	July	24.22	July	9.59
August	21.66	August	32.19	August	29.79	August	23.09	August	11.17
September	22.08	September	32.60	September	32.85	September	15.86	September	13.22
October	21.39	October	32.86	October	33.35	October	6.90	October	9.56
November	23.97	November	31.72	November	28.75	November	6.21	November	9.50
December	25.81	December	32.74	December	28.84	December	8.23	December	9.81

KONINKLIJKE PHILIPS ELECTRONICS N.V. (PHG)

Koninklijke Philips Electronics N.V. engages in the healthcare, consumer lifestyle, and lighting product businesses worldwide.  It provides healthcare solutions, including screening, diagnosis, treatment, monitoring, and health management in the areas of cardiology, oncology, women’s health, and critical care.  Its consumer lifestyle products and solutions comprise televisions, electric shavers, female depilation appliances, haircare and male grooming products, wakeup lights, kitchen appliances, floor care, garment care, water and air purifiers, beverage appliances, oral healthcare, and mother and childcare products; home and portable audio and video entertainment products.  Koninklijke Philips also develops, manufactures, and provides lighting solutions, such as incandescent, halogen, fluorescent, and high-intensity discharge lamps; consumer and professional luminaires; lighting electronics and controls; automotive lighting products; special lighting applications; and solid-state lighting components and modules.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	26.08	January	33.67	January	39.15	January	39.40	January	18.19	January	30.24
February	27.72	February	32.52	February	36.72	February	38.92	February	15.99	February	29.30
March	27.52	March	33.65	March	38.10	March	38.34	March	14.87	March	32.02
April	24.79	April	34.48	April	41.04	April	37.56	April	17.98
May	25.62	May	31.61	May	42.42	May	38.43	May	18.95
June	25.19	June	31.14	June	42.32	June	33.80	June	18.42
July	27.12	July	32.93	July	40.40	July	33.28	July	22.76
August	26.55	August	34.32	August	39.55	August	32.41	August	22.55
September	26.68	September	35.01	September	44.94	September	27.25	September	24.36
October	26.16	October	34.83	October	41.34	October	18.50	October	25.09
November	27.94	November	37.32	November	41.61	November	16.37	November	27.46
December	31.10	December	37.58	December	42.75	December	19.87	December	29.44

MILLICOM INTERNATIONAL CELLULAR S.A. (MICC)

Millicom International Cellular S.A., together with its subsidiaries, operates as a global telecommunications group with mobile telephony operations in 14 countries in Asia, Latin America, and Africa.  It also operates cable and broadband businesses in five countries in Central America.  The company offers prepaid services using mass market distribution methods; and broadband Internet, fixed wireless telephony, and public telephony, as well as operates an international gateway, a high-speed data business, and a television station.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	21.39	January	38.50	January	66.44	January	105.94	January	39.16	January	71.32
February	22.43	February	41.87	February	71.90	February	110.50	February	39.37	February	84.74
March	20.27	March	47.08	March	78.36	March	94.55	March	37.04	March	89.15
April	17.81	April	49.18	April	81.25	April	108.01	April	48.46
May	17.88	May	45.15	May	85.08	May	115.86	May	60.70
June	18.36	June	45.43	June	91.64	June	103.50	June	56.26
July	21.24	July	34.99	July	80.30	July	77.38	July	74.15
August	19.21	August	39.02	August	84.33	August	79.37	August	70.56
September	18.42	September	40.92	September	83.90	September	68.67	September	72.74
October	19.03	October	49.88	October	117.48	October	40.00	October	62.68
November	23.04	November	57.26	November	119.28	November	38.33	November	74.80
December	26.84	December	61.64	December	117.94	December	44.91	December	73.77

NOKIA CORPORATION (NOK)

Nokia Corporation manufactures mobile devices, and provides Internet services and digital map information worldwide.  The company’s Devices & Services segment designs, develops, and manages its mobile device portfolio, including the sourcing of components.  It also offers consumer Internet services in music, maps, media, messaging, and games and working areas.  Its NAVTEQ segment provides digital map information and related location based content and services for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions.  The company’s Nokia Siemens Networks segment provides wireless and fixed network infrastructure, communications, and networks service platforms, as well as professional services to operators and service providers.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	15.28	January	18.38	January	22.10	January	37.14	January	12.27	January	13.69
February	16.14	February	18.58	February	21.83	February	36.01	February	9.36	February	13.47
March	15.43	March	20.72	March	22.92	March	31.83	March	11.67	March	15.54
April	15.98	April	22.66	April	25.25	April	30.07	April	14.14
May	16.86	May	21.47	May	27.38	May	28.40	May	15.30
June	16.64	June	20.26	June	28.11	June	24.50	June	14.58
July	15.95	July	19.85	July	28.64	July	27.32	July	13.34
August	15.77	August	20.88	August	32.88	August	25.17	August	14.01
September	16.91	September	19.69	September	37.93	September	18.65	September	14.62
October	16.82	October	19.88	October	39.72	October	15.18	October	12.61
November	17.08	November	20.22	November	39.33	November	14.17	November	13.26
December	18.30	December	20.32	December	38.39	December	15.60	December	12.85

NOVARTIS AG (NVS)

Novartis AG, through its subsidiaries, engages in the research, development, manufacture, and marketing of healthcare products worldwide.  Its Pharmaceuticals division engages in the research, development, manufacture, distribution, and sale of pharmaceuticals in various therapeutic areas.  The company’s Vaccines and Diagnostics division offers preventive vaccine treatments and diagnostic tools.  It provides influenza, meningococcal, pediatric, and traveler vaccines; and blood testing and molecular diagnostics to prevent the spread of infectious diseases.  The company’s Sandoz division offers drugs, as well as pharmaceutical and biotechnological active substances.  This division provides active ingredients and finished dosage forms of pharmaceuticals; anti-infectives; protein or biotechnology-based products; and biotech manufacturing to other companies on a contract basis.  Its Consumer Health division consists of three business units: over-the-counter medicines (OTC), Animal Health, and CIBA Vision.  OTC offers over-the-counter self medications.  Animal Health provides veterinary products for farm and companion animals.  CIBA Vision manufactures contact lenses and lens care products.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	47.88	January	55.16	January	57.69	January	50.79	January	41.26	January	53.53
February	49.97	February	53.25	February	55.43	February	49.15	February	36.25	February	55.32
March	46.78	March	55.44	March	54.63	March	51.23	March	37.83	March	54.10
April	48.73	April	57.51	April	58.09	April	50.33	April	37.91
May	48.83	May	55.48	May	56.18	May	52.35	May	40.02
June	47.44	June	53.92	June	56.07	June	55.04	June	40.79
July	48.71	July	56.22	July	53.95	July	59.35	July	45.62
August	48.75	August	57.12	August	52.65	August	55.64	August	46.47
September	51.00	September	58.44	September	54.96	September	52.84	September	50.38
October	53.82	October	60.73	October	53.17	October	50.99	October	51.95
November	52.40	November	58.41	November	56.52	November	46.92	November	55.60
December	52.48	December	57.44	December	54.31	December	49.76	December	54.43

OCLARO, INC. (OCLR)

Oclaro, Inc. designs, manufactures, and markets optical components, modules, and subsystems that generate, detect, amplify, combine, and separate light signals principally for use in fiber optics communications networks.  The company offers transmission products, which include tunable and fixed wavelength laser transmitters, lithium niobate modulators, receivers, transceivers, and transponder modules.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	3.57	January	6.65	January	2.92	January	1.81	January	0.37	January	1.65
February	2.14	February	6.98	February	2.62	February	1.46	February	0.23	February	1.94
March	3.19	March	9.54	March	2.27	March	1.37	March	0.43	March	2.74
April	3.00	April	6.09	April	2.29	April	1.70	April	0.99
May	2.80	May	3.85	May	2.15	May	2.03	May	0.62
June	3.17	June	3.36	June	2.25	June	1.69	June	0.64
July	3.18	July	2.98	July	2.63	July	1.88	July	0.59
August	4.19	August	3.18	August	2.60	August	1.69	August	0.81
September	4.88	September	3.22	September	2.67	September	1.13	September	1.10
October	5.15	October	3.13	October	2.99	October	0.54	October	1.06
November	4.70	November	4.03	November	2.54	November	0.46	November	1.26
December	5.72	December	4.07	December	2.38	December	0.45	December	1.47

QIAGEN N.V. (QGEN)

Qiagen N.V. provides technologies and products for preanalytical sample preparation and linked molecular assay solutions worldwide.  Its sample technologies are used to collect, stabilize, isolate, and purify deoxyribonucleic acid (DNA), ribonucleic acid (RNA), and proteins from blood, bone, and tissue samples; and assay technologies are used to make specific target biomolecules, such as the DNA of a specific virus for subsequent detection and analysis.  The company offers sample and assay consumable products that are used in plasmid, DNA purification; RNA purification and stabilization; genomic and viral nucleic acid purification; nucleic acid transfection; polymerase chain reaction (PCR) amplification; reverse transcription; DNA cleanup after PCR and sequencing; and DNA cloning and protein purification.  It also provides PCR assays, which allow PCR-based detection of viral, bacterial and parasite, human, and animal pathogens, as well as pharmacogenomic genotyping; and various other products for research in the areas of epigenetics, gene expression, micro RNA, proteomics, RNAi, and applied testing and molecular diagnostics.  In addition, the company offers automated systems that provide walk-away automation of sample and assay technologies in low, medium, or high throughput scale, as well as reaction set-up and other laboratory tasks; QIAcube, which allows users in research in life sciences, applied testing, and molecular diagnostic to automate the processing of the company’s consumable products; and instruments to OEM partners.  Further, it provides custom services, such as whole genome amplification services, DNA sequencing, and non-cGMP DNA production on a contract basis; and sells and/or licenses technology.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	10.76	January	11.84	January	17.27	January	20.40	January	17.15	January	21.76
February	12.47	February	14.91	February	16.39	February	21.99	February	16.02	February	21.81
March	11.94	March	14.91	March	17.18	March	20.80	March	15.96	March	22.99
April	13.00	April	14.90	April	17.73	April	22.21	April	16.48
May	11.98	May	14.25	May	17.43	May	19.91	May	17.60
June	11.54	June	13.72	June	17.79	June	20.13	June	18.59
July	13.28	July	15.21	July	17.20	July	18.79	July	18.96
August	12.62	August	14.46	August	17.02	August	21.16	August	20.55
September	13.04	September	15.84	September	19.41	September	19.73	September	21.28
October	11.86	October	15.81	October	23.54	October	14.26	October	20.83
November	11.23	November	14.59	November	21.07	November	16.13	November	22.10
December	11.75	December	15.13	December	21.05	December	17.56	December	22.33

REPSOL YPF, S.A. (REP)

Repsol YPF SA operates as an integrated oil and gas company in Spain and internationally.  The company engages in the exploration and production of crude oil and natural gas; refining and marketing of oil products; and supply, storage, transportation, distribution, and marketing of natural gas.  It also participates in gas-fired power generation and marketing projects.  Additionally, the company offers service stations, trading and transport, marine terminals, and breakdown services.  It serves agriculture, carriers and fleets, gas fitters, industry, marine and fishing, motorists, property administrator, taxi drivers, home, and service sectors.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	25.58	January	27.21	January	32.93	January	31.88	January	17.77	January	23.59
February	27.33	February	28.01	February	31.64	February	34.51	February	15.22	February	22.68
March	26.55	March	28.50	March	33.54	March	34.41	March	17.09	March	23.78
April	25.29	April	29.86	April	32.88	April	40.57	April	18.84
May	25.06	May	28.05	May	36.69	May	41.44	May	22.49
June	25.13	June	28.06	June	38.70	June	39.27	June	22.36
July	27.87	July	28.27	July	37.63	July	33.43	July	23.33
August	29.56	August	28.72	August	35.96	August	30.85	August	24.84
September	32.31	September	29.83	September	35.50	September	29.66	September	27.16
October	29.81	October	33.45	October	39.44	October	19.12	October	26.60
November	29.52	November	36.05	November	36.87	November	19.34	November	27.60
December	29.41	December	34.50	December	35.63	December	21.51	December	26.66

RYANAIR HOLDINGS PLC (RYAAY)

Ryanair Holdings plc offers low-fare air transportation via its main subsidiary, Ryanair.  The carrier flies to about 150 destinations, including more than two dozen in Ireland and the UK; overall, it serves more than 25 countries throughout Europe, plus Morocco.  Ryanair specializes in short-haul routes between secondary and regional airports.  It operates from more than 35 bases, including airports in Belgium, France, Germany, Italy, Spain, and Sweden, as well as in Ireland and the UK.  The carrier maintains a fleet of about 200 Boeing 737-800s.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	23.42	January	27.37	January	43.32	January	33.42	January	24.02	January	25.98
February	21.86	February	26.55	February	44.85	February	28.58	February	23.84	February	27.47
March	21.89	March	27.35	March	44.79	March	28.28	March	23.11	March	27.17
April	20.05	April	23.54	April	46.67	April	27.11	April	27.35
May	22.85	May	24.50	May	41.29	May	26.35	May	29.12
June	22.42	June	26.36	June	37.75	June	28.67	June	28.39
July	23.41	July	28.26	July	41.49	July	24.35	July	28.29
August	22.90	August	27.44	August	41.77	August	22.76	August	27.39
September	22.77	September	31.65	September	41.51	September	22.43	September	29.04
October	24.79	October	33.41	October	49.19	October	22.27	October	27.27
November	24.91	November	38.30	November	40.57	November	26.26	November	26.20
December	28.00	December	40.75	December	39.44	December	29.08	December	26.81

SANOFI-AVENTIS (SNY)

Sanofi-Aventis, a pharmaceutical company, contributes to enhancing life by providing an offering of medicines, vaccines, and integrated healthcare solutions adapted to local needs and means primarily in Europe and the United States.  The company has products in the areas of thrombosis, cardiovascular, metabolic diseases, oncology, central nervous system, internal medicine, and vaccines.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	37.22	January	46.00	January	44.08	January	40.89	January	28.17	January	36.81
February	39.91	February	42.63	February	42.41	February	37.09	February	25.62	February	36.60
March	42.34	March	47.45	March	43.51	March	37.54	March	27.93	March	37.36
April	44.37	April	47.04	April	45.86	April	38.58	April	28.72
May	45.00	May	47.27	May	48.10	May	37.32	May	31.69
June	40.99	June	48.70	June	40.27	June	33.23	June	29.49
July	43.30	July	47.39	July	41.75	July	34.96	July	32.64
August	42.76	August	44.95	August	40.95	August	35.45	August	34.07
September	41.55	September	44.47	September	42.42	September	32.87	September	36.95
October	40.12	October	42.69	October	44.01	October	31.62	October	36.92
November	40.21	November	44.01	November	47.46	November	27.66	November	37.96
December	43.90	December	46.17	December	45.53	December	32.16	December	39.27

SAP AG (SAP)

SAP AG, together with its subsidiaries, develops, markets, and sells enterprise application software products for corporations, government agencies, and educational institutions in Europe, the Middle East, Africa, North America and Latin America, and the Asia Pacific Japan region.  The company offers SAP Business All-in-One, which provides preconfigured industry-specific solutions for midsize companies; SAP Business ByDesign that offers an on-demand solution for midsize companies; and SAP Business One, which provides capabilities for various work involved in managing a small business, such as financials, sales, and customer support.  The company also offers software-related services, which are support services provided by the SAP support units, such as SAP Active Global Support, SAP BusinessObjects’ Customer Assurance, and SME Services; and custom development provided by the SAP Custom Development organization, as well as professional services and other services, including consulting, education, and managed services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	38.72	January	51.37	January	46.34	January	47.71	January	35.38	January	45.32
February	40.55	February	51.10	February	46.02	February	47.41	February	32.14	February	44.58
March	40.08	March	54.32	March	44.65	March	49.57	March	35.29	March	48.17
April	39.43	April	54.63	April	48.00	April	50.23	April	38.09
May	41.25	May	52.63	May	47.74	May	54.60	May	43.35
June	43.30	June	52.52	June	51.07	June	52.11	June	40.19
July	42.82	July	45.63	July	53.92	July	57.81	July	47.25
August	42.67	August	47.74	August	54.07	August	56.08	August	48.76
September	43.33	September	49.50	September	58.67	September	53.43	September	48.87
October	42.94	October	49.64	October	54.28	October	35.33	October	45.27
November	45.15	November	52.22	November	51.22	November	34.14	November	47.87
December	45.07	December	53.10	December	51.05	December	36.22	December	46.81

SHIRE PLC (SHPGY)

Shire plc, formerly Shire Ltd. Is a specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder, human genetic therapies (HGT), and gastrointestinal diseases, as well as opportunities in other therapeutic areas.  Substantially all of the company’s revenues and net assets are attributable to the research and development, manufacture, sale and distribution of pharmaceutical products within two operating segments: Specialty Pharmaceuticals and HGT.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	35.00	January	48.75	January	63.48	January	53.85	January	43.67	January	59.60
February	33.67	February	47.58	February	64.47	February	58.44	February	35.46	February	64.52
March	34.28	March	46.49	March	61.90	March	57.96	March	35.94	March	66.01
April	31.08	April	47.36	April	69.89	April	54.94	April	37.27
May	32.00	May	44.19	May	69.75	May	51.56	May	41.70
June	32.80	June	44.23	June	74.13	June	49.13	June	41.48
July	35.00	July	48.51	July	73.79	July	50.34	July	44.81
August	38.12	August	51.25	August	78.74	August	53.08	August	49.56
September	36.99	September	49.39	September	73.98	September	47.75	September	52.29
October	35.84	October	54.85	October	75.15	October	39.45	October	53.30
November	36.54	November	60.60	November	70.95	November	41.00	November	58.87
December	38.79	December	61.76	December	68.95	December	44.78	December	58.70

SKILLSOFT PUBLIC LIMITED COMPANY (SKIL)

SkillSoft Public Limited Company provides on-demand e-learning and performance support solutions for enterprises, government, education, and small and medium-sized businesses worldwide.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	5.17	January	5.65	January	6.95	January	9.11	January	7.10	January	9.75
February	4.07	February	5.37	February	7.06	February	8.77	February	6.88	February	11.09
March	3.68	March	5.24	March	8.36	March	10.47	March	6.69	March	10.32
April	3.89	April	5.46	April	8.07	April	10.05	April	8.42
May	3.67	May	5.73	May	9.21	May	9.72	May	8.17
June	3.45	June	6.12	June	9.29	June	9.04	June	7.80
July	3.87	July	5.79	July	8.51	July	10.25	July	8.56
August	3.85	August	6.35	August	8.92	August	10.89	August	8.56
September	4.58	September	6.38	September	8.99	September	10.46	September	9.60
October	4.19	October	6.33	October	8.95	October	7.70	October	9.58
November	4.96	November	6.25	November	9.69	November	6.00	November	9.83
December	5.50	December	6.21	December	9.56	December	7.14	December	10.48

STMICROELECTRONICS N.V. (STM)

STMicroelectronics N.V., an independent semiconductor company, together with its subsidiaries, designs, develops, manufactures, and markets semiconductor products used in various microelectronic applications, including automotive products, computer peripherals, telecommunications systems, consumer products, industrial automation, and control systems.  The company operates in two segments, Semiconductors and Subsystems.  The Semiconductors segment designs, develops, manufactures, and markets discrete, memories, and standard commodity components, application-specific integrated circuits, custom devices and semi-custom devices, and application-specific standard products for analog, digital, and mixed-signal applications.  In addition, this segment manufactures and sells silicon chips and smart cards; and offers home, personal, and communication products.  This segment also offers microcontroller and industrial devices; and discrete power devices, such as power transistors, as well as standard linear and logic Ics, and radio frequency products.  The Subsystems segment manufactures and markets subsystems and modules for the telecom, automotive, and industrial markets, including mobile phone accessories, battery chargers, ISDN power supplies, and in-vehicle equipment for electronic toll payment.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	16.73	January	18.43	January	18.73	January	12.42	January	5.17	January	8.14
February	17.79	February	16.95	February	19.46	February	11.99	February	4.45	February	8.67
March	16.66	March	18.39	March	19.20	March	10.66	March	4.96	March	9.86
April	14.20	April	18.30	April	19.46	April	11.52	April	6.57
May	15.57	May	16.40	May	19.28	May	13.03	May	7.36
June	15.94	June	16.07	June	19.19	June	10.33	June	7.51
July	17.25	July	14.96	July	17.16	July	11.06	July	7.59
August	16.56	August	16.49	August	17.41	August	13.11	August	8.66
September	17.28	September	17.26	September	16.75	September	10.18	September	9.43
October	16.47	October	17.36	October	17.11	October	8.26	October	7.96
November	17.60	November	18.12	November	15.22	November	6.61	November	8.10
December	18.00	December	18.40	December	14.30	December	6.65	December	9.27

TELEFÓNICA, S.A. (TEF)

Telefónica, S.A., a telecommunications company, focuses on providing fixed and mobile telephony services in Spain and internationally.  The company’s fixed line telecommunication services, include public switched telephone network lines; integrated services digital network access; public telephone services; local, domestic, and international long distance and fixed-to-mobile communications services; corporate communications services; supplementary value-added services; video telephony; network services; leasing and sale of terminal equipment; and telephony information services.  The company’s Internet and broadband multimedia services include narrowband switched access to Internet; portal and network services; retail and wholesale broadband access through asymmetrical digital subscriber line and satellite technologies; residential-oriented value-added services; IPTV, cable television, and satellite television; VoIP services.  The company’s mobile services include wireless voice services, wireless data and Internet services, roaming, fixed wireless, trunking and paging, and M-payment services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	54.51	January	45.73	January	65.94	January	87.80	January	53.61	January	71.60
February	55.15	February	46.22	February	64.38	February	86.74	February	55.56	February	70.18
March	51.97	March	46.97	March	66.40	March	86.51	March	59.62	March	71.10
April	51.00	April	47.99	April	67.65	April	86.38	April	56.29
May	50.44	May	49.14	May	68.44	May	86.03	May	64.92
June	48.90	June	49.74	June	66.76	June	79.58	June	67.89
July	50.45	July	50.67	July	70.23	July	77.83	July	74.64
August	49.78	August	51.43	August	74.68	August	74.07	August	75.78
September	49.32	September	51.81	September	83.81	September	71.49	September	82.91
October	47.95	October	57.70	October	99.45	October	55.49	October	83.93
November	44.22	November	60.97	November	100.67	November	61.04	November	86.63
December	45.02	December	63.75	December	97.59	December	67.39	December	83.52

TOTAL S.A. (TOT)

TOTAL S.A., together with its subsidiaries, operates as an integrated oil and gas company worldwide.  The company operates in three segments: Upstream, Downstream, and Chemicals.  The Upstream segment engages in the exploration, development, and production of oil and natural gas.  The company is also involved in the marketing, trading, transportation, and storage of natural gas and liquefied natural gas (LNG), LNG re-gasification, and the maritime transport and trading of liquefied petroleum gas.  In addition, this segment engages in the production, marketing, and trading of coal; generation of power from gas-fired combined-cycle plants and renewable energies; and trading and marketing of electricity.  The Downstream segment engages in refining, marketing, trading, and shipping of crude oil and petroleum products.  It produces a range of specialty products, such as lubricants, liquefied petroleum gas, jet fuel, special fluids, bitumen, and petrochemical feedstock.  The company held interests in 25 refineries located in Europe, the United States, the French West Indies, Africa, and China, as well as operated a network of 16,425 retail stations worldwide.  The Chemical segment produces base chemicals, with petrochemicals and fertilizers, and specialties, as well as is involved in rubber processing, resins, adhesives, and electroplating activities.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	52.91	January	68.05	January	68.05	January	72.78	January	49.78	January	57.59
February	58.64	February	62.05	February	67.32	February	75.39	February	47.20	February	55.66
March	57.67	March	64.80	March	69.78	March	74.01	March	49.06	March	58.02
April	54.56	April	67.89	April	73.69	April	84.00	April	49.72
May	54.70	May	65.21	May	75.45	May	87.26	May	57.65
June	57.48	June	65.52	June	80.98	June	85.27	June	54.23
July	61.49	July	68.23	July	78.61	July	76.50	July	55.65
August	64.85	August	67.43	August	75.09	August	71.88	August	57.27
September	66.81	September	65.94	September	81.03	September	60.68	September	59.26
October	61.99	October	68.14	October	80.61	October	55.44	October	60.07
November	61.34	November	71.46	November	80.92	November	52.75	November	62.19
December	62.18	December	71.92	December	82.60	December	55.30	December	64.04

UBS AG (UBS)

UBS AG, a financial services firm, serves an international client base through its wealth management, investment banking, and asset management businesses with presence in various financial centers worldwide.  The company is also involved in retail and commercial banking in Switzerland.  Its Wealth Management & Swiss Bank division’s wealth management business caters to high net worth individuals worldwide (except Americas) whether they are investing internationally or in their home country.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	36.19	January	48.38	January	56.04	January	36.71	January	12.45	January	13.01
February	38.58	February	47.24	February	52.58	February	28.76	February	9.05	February	13.86
March	37.53	March	48.90	March	52.85	March	25.61	March	9.43	March	16.28
April	35.71	April	51.96	April	57.72	April	31.37	April	13.64
May	34.40	May	50.35	May	58.02	May	23.66	May	15.03
June	34.62	June	48.78	June	53.37	June	20.66	June	12.21
July	36.45	July	48.38	July	48.98	July	19.31	July	14.74
August	36.51	August	50.49	August	46.46	August	21.89	August	18.32
September	38.02	September	52.75	September	47.36	September	17.54	September	18.31
October	38.09	October	53.22	October	47.75	October	16.90	October	16.59
November	40.87	November	53.56	November	44.89	November	12.74	November	15.69
December	42.31	December	53.65	December	40.91	December	14.30	December	15.51

UNILEVER N.V. (UN)

Unilever N.V. and its subsidiaries produce and supply fast moving consumer goods in food, home and personal care product categories in Europe, the Americas, Asia, and Africa.  The company sells its products through its sales force, independent brokers, agents, and distributors to chain, wholesale, co-operative, and independent grocery accounts; food service distributors and institutions; and a network of distribution centers, satellite warehouses, company-operated and public storage facilities, and depots.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	21.77	January	23.40	January	26.69	January	32.48	January	21.97	January	30.58
February	22.30	February	23.20	February	25.98	February	31.10	February	19.11	February	30.09
March	22.81	March	23.07	March	29.22	March	33.73	March	19.60	March	30.16
April	21.48	April	24.00	April	30.50	April	33.54	April	19.79
May	22.18	May	22.63	May	29.80	May	32.76	May	23.94
June	21.61	June	22.55	June	31.02	June	28.40	June	24.18
July	22.30	July	23.68	July	30.26	July	27.71	July	27.20
August	23.07	August	23.84	August	30.55	August	27.60	August	27.93
September	23.82	September	24.54	September	30.85	September	28.16	September	28.86
October	23.44	October	24.20	October	32.46	October	24.05	October	30.89
November	22.33	November	26.49	November	35.42	November	23.37	November	30.81
December	22.88	December	27.25	December	36.46	December	24.55	December	32.33

VODAFONE GROUP PUBLIC LIMITED COMPANY (VOD)

Vodafone Group Plc (Vodafone) is engaged in providing service, such as voice, messaging, data and fixed line and others.  Voice services include provision of mobile voice communications.  Messaging include text, picture and video messaging using mobile devices.  Date services provide e-mail, mobile connectivity and Internet on  mobile phones.  Fixed lines provide customers with fixed broadband and fixed voice and date solutions.  Other services include mobile advertising and business managed services, as well as incoming roaming and wholesale mobile virtual network operators.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	25.98	January	21.11	January	29.39	January	34.85	January	18.59	January	21.46
February	26.29	February	19.32	February	27.90	February	32.23	February	17.75	February	21.77
March	26.56	March	20.90	March	26.86	March	29.51	March	17.42	March	23.31
April	26.14	April	23.70	April	28.73	April	31.66	April	18.35
May	25.18	May	23.00	May	31.43	May	32.09	May	18.82
June	24.32	June	21.30	June	33.63	June	29.46	June	19.49
July	25.83	July	21.68	July	30.35	July	26.83	July	20.58
August	27.25	August	21.69	August	32.40	August	25.55	August	21.72
September	25.97	September	22.86	September	36.30	September	22.10	September	22.50
October	26.26	October	25.85	October	39.27	October	19.27	October	22.19
November	21.55	November	26.36	November	37.25	November	19.58	November	22.69
December	21.47	December	27.78	December	37.32	December	20.44	December	23.09

WPP PLC (WPPGY)

WPP PLC, together with its subsidiaries, offers various communications services worldwide.  The company’s Advertising and Media Investment Management segment engages in the planning and creation of marketing and branding campaigns; and design and production of advertisements for various media, including television, cable, the Internet, radio, magazines, and newspapers, as well as outdoor locations, such as billboards.  Its Information, Insight, and Consultancy segment offers strategic market studies, brand positioning and equity research, customer satisfaction surveys, product development, international research and advanced modeling services; online consumer panel access for tracking and ad hoc studies; and advertising research, including pre-testing, tracking, and sales modeling.  The company’s Public Relations and Public Affairs segment advices clients, who are seeking to communicate with consumers, governments, and/or the business and financial communities.  Its Branding and Identity, Healthcare, and Specialist Communications segment engages in various activities, which include branding and identity; healthcare communications; and direct digital, promotional, and interactive marketing.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	54.26	January	55.57	January	73.68	January	61.42	January	27.97	January	46.10
February	57.50	February	57.99	February	72.53	February	59.57	February	25.86	February	45.75
March	56.73	March	60.01	March	75.99	March	59.64	March	27.95	March	51.55
April	54.11	April	61.69	April	74.26	April	61.23	April	34.12
May	53.16	May	61.61	May	73.84	May	60.65	May	37.39
June	51.05	June	60.29	June	74.75	June	47.82	June	33.26
July	52.67	July	59.08	July	71.55	July	47.57	July	38.52
August	51.67	August	60.72	August	71.24	August	48.79	August	41.37
September	51.12	September	61.73	September	67.50	September	40.64	September	42.97
October	49.26	October	64.00	October	68.80	October	30.41	October	44.78
November	49.15	November	66.21	November	63.20	November	27.70	November	47.03
December	54.00	December	67.78	December	64.29	December	29.59	December	48.65

1,000,000,000 Depositary Receipts

Europe 2001 HOLDRSSM Trust

PROSPECTUS

April 15, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Index to Exhibits.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)      For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on April 15, 2010.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer, Executive Vice
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities indicated below on April 15, 2010.

Signature		Title

*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag
(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting
Robert Qutub
Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of HOLDRS and Form of Amendment No. 3 to the Standard Terms for Depositary Trust Agreements, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Europe 2001 HOLDRS Receipts, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 3 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on August 22, 2000 as an exhibit to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*24.2	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.3	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.4	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.5	Power of Attorney of Robert J. McCann and Joseph F. Regan.

*24.6	Power of Attorney of Daniel C. Sontag.

*24.7	Power of Attorney of Thomas K. Montag.

24.8	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

* Previously filed.